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                                                                   Exhibit 10(u)

                    AMENDED AND RESTATED SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT ("Agreement") is entered into as of September 10, 1997, by and between REGENT BROADCASTING OF SAN DIEGO, INC., a Delaware corporation, and REGENT LICENSEE OF SAN DIEGO, INC., a Delaware corporation, (collectively, the "COMPANY"), and Citicasters Co., an Ohio corporation ("Citicasters"), amends and restates in its entirety that certain SECURITY AGREEMENT, dated June 6, 1997, by and between the Company, Regent Broadcasting of San Diego, Inc. and Regent Communications, Inc.

1.       DEFINITIONS:

         1.1.     SPECIFIC DEFINITIONS.  The following definitions shall apply:

                  "Accounts" means all accounts, contract rights, instruments, documents, chattel paper, and all obligations in any form arising out of the sale or lease of goods or the rendition of services by Company; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Company; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

                  "Equipment" means all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Citicasters' copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

                  "General Intangibles" means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Company from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

                  "Inventory" means any and all goods, supplies, wares, merchandise and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

                  "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

                  "Obligation(s)" means all loans, advances, indebtedness and other obligations of the Company owed to Citicasters under the amended and restated promissory note of the Company to Citicasters of even date herewith (the "Amended and Restated Note"), and all expenses and




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attorney's fees incurred by Citicasters under this Agreement or any other document or instrument related thereto.

         1.2. OTHER DEFINITIONS. Capitalized terms not defined herein have the meanings set forth in the Amended and Restated Note. All other undefined terms shall have the meanings given to them in the Kentucky Uniform Commercial Code.

2.       SECURITY

         2.1. Security Interest of Citicasters. To induce Citicasters to issue credit for the benefit of the Company and as security for all Obligations, the Company hereby assigns to Citicasters Collateral and grants to Citicasters a continuing first priority pledge and security interest in the following property of the Company (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where it is located:

                  (a)  all Accounts;

                  (b)  all Inventory;

                  (c)  all Equipment;

                  (d)  all General Intangibles;

                  (e) all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein; and

                  (f) all instruments, documents, securities, money or other property, owned by the Company or in which the Company has an interest, which now or hereafter are at any time in the possession or control of Citicasters or in transit by mail or carrier to or in the possession of any third party acting on behalf of Citicasters, without regard to whether Citicasters received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Citicasters had conditionally released the same.

         2.2. REPRESENTATIONS IN SCHEDULE I. The Company represents and warrants that the representations and warranties set forth in Schedule I, the Specific Representations Schedule, are true and correct. Except as otherwise permitted hereunder, the Company will not change its name, transfer its executive offices or maintain records with respect to Accounts at any location other than its present executive offices specified in that Schedule.

         2.3. PROVISIONS CONCERNING ACCOUNTS. The Company represents and warrants that each Account reflected in its books and records is, or will at the time it arises be, owned by the Company free and clear of all Liens in favor of any third party, will be a bona fide existing obligation created


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by the final sale and delivery of goods or the completed performance of services by the Company in the ordinary course of its business, will be for a liquidated amount maturing as stated in the supporting data covering such transaction, and will not be subject to any known deduction, offset, counterclaim, return privilege or other condition, except as reflected on the Company's books and records.

         2.4. PROVISIONS CONCERNING GENERAL INTANGIBLES. The Company represents and warrants that the Company owns all of the General Intangibles in which the Company grants Citicasters a Lien, free and clear of any Liens in favor of any person other than Citicasters. The Company will preserve all patents, trademarks, copyrights and the like which are necessary or useful for the conduct of its business.

         2.5. PROVISIONS CONCERNING INVENTORY. (a) The Specific Representations
Schedule is a true and correct list showing all places where the Company maintains Inventory or has maintained Inventory at any time during the past four months, including, without limitation, facilities leased and operated by the Company and locations neither owned nor leased by the Company. No Inventory will be removed from the current locations set forth in such Schedule or stored at locations other than the current locations set forth in such Schedule, except (i) for the purpose of sale in the ordinary course of the Company's business or (ii) upon 30 days' written notice to Citicasters, to such other locations as to which all action required to perfect and protect Citicasters's lien in such Inventory has been taken. Inventory may be moved from one current location set forth in such Schedule to another.

                  (b) The Company shall keep all Inventory in good order and condition and shall maintain full, accurate and complete books and records with respect to Inventory at all times.

                  (c) Except during the continuance of an Event of Default, the Company may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of indebtedness).

         2.6. PROVISIONS CONCERNING EQUIPMENT. (a) The Company warrants and represents that the Specific Representations Schedule shows all places where any of the Company's Equipment is located or has been located at any time during the past four months. The Company shall not permit any Equipment to be located at any place other than (i) current locations set forth in the Specific Representations Exhibit, and (ii) upon 30 days' prior written notice to Citicasters, at such other locations as to which all action required to perfect and protect Citicasters's Lien in such Equipment has been taken.

                  (b) The Company will keep and maintain the Equipment in its present condition and repair, make all necessary replacements so that its value and operating efficiency is maintained and preserved. The Company will promptly immediately notify Citicasters of any material loss or damage to the Collateral.

          2.7. LIENS. The Company represents and warrants that the Company has good and marketable title to the Collateral, and the Liens granted to Citicasters in this Agreement are first priority Liens in the Collateral with priority over the rights of every person other than the Company in the Collateral. The Company is the owner of all personal property in its possession or shown on


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its books and records, and all assets of the Company are owned free, clear and unencumbered, except for the Lien of Citicasters and except for Liens imposed by law which secure amounts not yet due and payable.

               2.8. FURTHER ASSURANCES. (a) The Company will execute and deliver to Citicasters at Citicasters's request all financing statements, continuation statements and other documents that Citicasters may reasonably request, in form satisfactory to Citicasters, to perfect and maintain perfected Citicasters's security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement.

                  (b) If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral") the Company will, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Citicasters and deliver actual physical possession of the Negotiable Collateral to Citicasters.

                  (c) Citicasters may inspect and verify the Company's books and records at any time or times hereafter, during usual business hours, in order to verify the amount or condition of the Collateral, or any other matter relating to the Collateral or the Company's financial condition. After default, the Company will promptly deliver to Citicasters copies of all books and records reasonably requested by Citicasters.

               2.9. REINSTATEMENT OF LIEN. If any payments made by the Company or any other person on Obligations must be disgorged by Citicasters after termination of this Agreement for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other person), this Agreement and Citicasters's Liens granted hereunder will be reinstated as to all disgorged payments as though such payment had not been made, and the Company will sign and deliver to Citicasters all documents and things necessary to reperfect all terminated Liens.

               2.10. OTHER AMOUNTS DEEMED LOANS. If the Company fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Citicasters may, but shall not be required to, pay, satisfy, discharge or bond the same for the account of the Company, and to the extent permitted by law and all monies so paid out shall be secured by the Collateral.

               2.11. COMPANY REMAINS LIABLE. The Company remains liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Citicasters will not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

3.       EVENTS OF DEFAULT AND REMEDIES

               3.1. EVENTS OF DEFAULT. Any of the following events shall be an Event of Default:



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               (a) any representation or warranty made herein by the Company is materially incorrect when made or reaffirmed; or

               (b) The Company fails to keep its assets insured as reasonably required by Citicasters, or material uninsured damage to or loss, theft or destruction of the Collateral occurs; or

               (c) The Company fails to observe or perform any covenant, condition or agreement herein, and such default continues for 30 days after written notice thereof to the Company by Citicasters; or

               (d) an Event of Default occurs under any of the Obligations, under any document evidencing any part of the Obligations, or in the event of a sale of the Collateral not deemed to be commercially reasonable by Citicasters or the Panel (as that term is defined in the "Asset Purchase Agreement KCBQ" dated April 16, 1997, as amended, between Citicasters and JS Communications, Inc.).

         3.2. REMEDIES. If any Event of Default shall occur and not be waived, in addition to the remedies provided in the documents evidencing the Obligations.

               (a) Citicasters may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of the Company, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral;

               (b) Citicasters may dispose of the Collateral as is or at its election may refurbish, repair, improve, process, finish, operate, demonstrate and prepare for sale the Collateral, and may store, ship, reclaim, recover, protect, advertise for sale or lease, and insure the Collateral; Citicasters may use and operate Equipment of the Company in order to process or finish Inventory included in the Collateral; if any Collateral consists of documents, Citicasters may proceed either as to the documents or as to the goods represented thereby; Citicasters's failure to take steps to preserve rights against any parties or property shall not be deemed to be failure to exercise reasonable care with respect to the Collateral;

               (c) Citicasters may in its sole discretion pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Citicasters appears to be prior or superior to its Lien, and pay all expenses incurred in connection therewith;

               (d) Citicasters may sell the Collateral at public or private sale, and the Company shall be credited with the net proceeds of such sale only when they are actually received by Citicasters; any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to the Company, as provided in the Notices Section of this Agreement, 10 days prior to such disposition;

               (e) The Company shall upon request of Citicasters assemble the Collateral and any records pertaining thereto and make them available at a place designated by Citicasters; and


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                  (f) Citicasters may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by the Company.

               3.3. CUMULATIVE REMEDIES. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or any other agreement or now or hereafter existing at law or in equity or by statute. Citicasters may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. If the Company fails to comply with this Agreement, no remedy of law will provide adequate relief to Citicasters, and Citicasters shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

               3.4. FEES AND EXPENSES. Upon a sale, lease or other disposition of the Collateral, the proceeds shall be applied first to the reasonable expenses of retaking, holding, storing, processing and preparing for sale, selling and the like, and, to the extent permitted by law, to reasonable attorneys' fees and legal expenses, and then to the satisfaction of the Obligations secured by this Agreement. The Company shall not be liable for any deficiency.

4.       MISCELLANEOUS PROVISIONS

               4.1. Notwithstanding anything to the contrary contained in this Agreement, Citicasters will not take any action pursuant to this Agreement or any of the other Obligations which would constitute (or result in) any assignment of any licenses issued by the FCC or any transfer of control of the Company if such assignment of licenses or transfer of control would require, under then-existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC.

               4.2. The Company agrees to take (or cause to be taken) any action which Citicasters may reasonably request in order to obtain and enjoy the full rights and benefits granted to Citicasters by this Agreement, including specifically, at the Company's own cost and expense, the Company's best efforts (i) to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement which is then required by law, and
(ii) without limitation, upon request following the occurrence of a default under this Agreement or the Obligations, to prepare, sign, and file with the FCC (or cause to be prepared, signed, and filed with the FCC) any portion of any application or applications for consent to the assignment of any FCC licenses or transfer of control required to be signed by the Company and necessary or appropriate under the FCC's rules and regulations for approval of any sale or transfer of any of the ownership interests or assets of the Company or any transfer of control over any FCC licenses.

               4.3. MISCELLANEOUS. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, and a waiver on one occasion shall be limited to that particular occasion. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement shall not be affected thereby.



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               4.4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, the Company may not assign any of its rights or delegate any of its obligations hereunder. Citicasters (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participations in the Obligations to other persons.

               4.5. SUBSIDIARIES. If the Company has any Subsidiaries at any time during the term of this Agreement, the term "Company" in each representation, warranty and covenant herein shall mean "the Company and each Subsidiary individually and in the aggregate," and the Company shall cause each Subsidiary to be in compliance therewith.

               4.6. NOTICES. Any notice required, permitted or contemplated hereunder shall be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed validly given (i) three (3) days following deposit in the U.S. mails, with proper postage prepaid, or (ii) the next business day after such notice was delivered to a regularly-scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment thereof, or (iii) upon receipt of notice given by telecopy, mailgram, telegram, telex or personal delivery:

     The Company:              Regent Broadcasting of San Diego, Inc. and
                               Regent Licensee of San Diego, Inc.
                               Attn: Terry Jacobs
                               50 East RiverCenter Boulevard, Suite 180
                               Covington, Kentucky 41011
                               Fax: (606) 292-0352

     With a copy to:           Strauss & Troy
                               Attn: Alan C. Rosser, Esq.
                               2100 PNC Center
                               201 East Fourth Street
                               Cincinnati, Ohio 45202
                               Fax: (513) 241-8289]


     Citicasters:              Citicasters Co.
                               Attn: Randy Michaels, President
                               12th Floor
                               50 East RiverCenter Boulevard
                               Covington, Kentucky 41011
                               Fax: (606) 655-9354



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                  With a copy to:           Graydon, Head & Ritchey
                                            Attn: John J. Kropp, Esq.
                                            1900 Fifth Third Center
                                            511 Walnut Street
                                            Cincinnati, OH 45202
                                            Fax: (513) 651-3836

               4.7. GOVERNING LAW, JURISDICTION. This Agreement will be governed by the domestic laws of the Commonwealth of Kentucky. The Company agrees that the state and federal courts in Kenton County, Kentucky have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to the Company at its address described in the Notices section of the documents evidencing the Obligations. CITICASTERS AND THE COMPANY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the Company and Citicasters have executed this Agreement by their duly authorized officers as of the date first above written.


                               REGENT BROADCASTING OF
                               SAN DIEGO, INC.

                               By:      ________________________________

                               Its:     ________________________________


                               REGENT LICENSEE OF SAN DIEGO, INC.

                               By:      ________________________________

                               Its:     ________________________________


                               CITICASTERS CO.

                               By:      ________________________________

                               Its:     ________________________________


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                                   SCHEDULE I
                                       to
                               Security Agreement
                            SPECIFIC REPRESENTATIONS

 1. The exact legal name of Regent Licensee of San Diego, Inc. ("Regent") is:___________________________________________
          _________________________________________________________.

 2.      Regent's federal Employer I.D. number is:_________________.

 3. If Regent has changed its name since it was incorporated, its past legal names were:____________________________________
         __________________________________________________________.

 4. Regent uses in its business and owns the following trade names:____________________________________________________.

 5. Regent has its chief executive office and principal place of business at________________________________________________
         ___________________________________________________________
         ____________.  This office is in________________ County.
         Regent maintains all of its records with respect to its Accounts at that address.

 6.      Regent also has places of business at:_____________________
         ___________________________________________________________.

 7. No inventory, equipment or fixtures owned by Regent are located at any other place, nor were they located at any other place within the past four months, except at_______________.

 8. In the past five years Regent has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except_____________.


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 1.       The exact legal name of Regent Broadcasting of San Diego, Inc.
         ("Broadcasting")  is:_____________________________________________

 2.      Broadcasting's federal Employer I.D. number is:___________________
                                    .
 3. If Broadcasting has changed its name since it was incorporated, its past legal names were:_____________________________________________
         ___________________________________________________________________

 4.      Broadcasting uses in its business and owns the following trade names:
         ___________________________________________________________________

 5. Broadcasting has its chief executive office and principal place of business at_______________________________________________
         ______________________.  This office is in_________________________
         County. Broadcasting maintains all of its records with respect to its Accounts at that address.

 6.      Broadcasting also has places of business at:_______________________
         ___________________________________________________________________

 7. No inventory, equipment or fixtures owned by Broadcasting are located at any other place, nor were they located at any other place, within the past four months, except at_____________________________.
 8. In the past five years Broadcasting has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except____________________________ .













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